UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023 (March 17, 2023)

CRANE COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

Delaware	1-41570	88-2846451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 First Stamford Place Stamford, CT	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-363-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 17, 2023, Crane Company (the “Company”), a wholly-owned subsidiary of Crane Holdings, Co. (“Crane Holdings”), entered into a credit agreement (the “Credit Agreement”), by and among the Company, as borrower, CR Holdings, C.V., a wholly-owned subsidiary of the Company, as a subsidiary borrower, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and the other agents and arrangers party thereto. The Credit Agreement provides for a senior unsecured term loan facility in an aggregate principal amount of $300 million (the “Term Facility”), which matures on March 17, 2026, and a senior unsecured revolving facility in an aggregate committed amount of $500 million (the “Revolving Facility”), which matures on March 17, 2028. Funding under the Credit Agreement is expected to be available prior to, or substantially concurrently with, consummation of Crane Holdings’ previously announced plan to spin-off its Aerospace & Electronics, Process Flow Technologies and Engineered Materials segments to Crane Holdings’ stockholders (the “Spin-Off”), as more fully described in the Company’s information statement attached as Exhibit 99.1 to the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on March 8, 2023.

Borrowings made in U.S. dollars shall bear interest based, at the Company’s option, (i) on an alternate base rate plus a margin as described below, or (ii) on an adjusted term SOFR rate plus a credit spread adjustment of 0.10% plus a margin as described below. Borrowings made in Euros shall bear interest based on an adjusted EURIBOR rate plus a margin as described below. Borrowings made in Canadian Dollars shall bear interest based on an adjusted CDO Rate plus a margin as described below. The margin for each of the foregoing rates (other than the alternate base rate) shall range from 1.50% to 2.25% based on the level corresponding to the Company’s consolidated total net leverage ratio (the “Pricing Level”). The margin for alternate base rate borrowings shall range from 0.50% to 1.25% depending on the Pricing Level. A commitment fee on the daily unused portion of the commitments under the Revolving Facility will accrue at a rate per annum ranging from 0.20% to 0.35% depending on the Pricing Level.

Upon funding under the Credit Agreement, the obligations of the Company thereunder will be guaranteed by certain of the Company’s wholly-owned domestic subsidiaries, subject to materiality thresholds and other exceptions and exclusions customary for credit facilities of this type.

Borrowings under the Term Facility are prepayable without premium or penalty, subject to customary reimbursement of breakage costs. The Company will be required to repay borrowings under the Term Facility on the last day of each fiscal quarter, commencing with the last day of the first full fiscal quarter ending after the date on which all of the conditions for the lenders to make loans are complete (the “Availability Date”), in an amount equal to (i) with respect to the last day of each of the first through fourth full fiscal quarters ending after the Availability Date, 0.625% of the aggregate principal amount of the tranche a term loans made on the Availability Date and (ii) thereafter, 1.25% of the aggregate principal amount of the tranche a term loans made on the Availability Date. The Revolving Facility allows the Company to borrow, repay and re-borrow funds from time to time prior to the maturity of the Revolving Facility without any penalty or premium, subject to customary borrowing conditions for facilities of this type and the reimbursement of breakage costs.

The Credit Agreement contains representations and warranties and affirmative and negative covenants customary for credit facilities of this type, including limitations on the Company and its subsidiaries with respect to indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of all or substantially all assets, transactions with affiliates and entry into hedging arrangements. The Credit Agreement also requires the Company to maintain, as of the last day of each fiscal quarter, (i) a consolidated total net leverage ratio of no greater than 3.50 to 1.00, which level may, at the Company’s option, be increased by 0.50 upon the consummation of certain permitted acquisitions for certain periods and (ii) a consolidated interest coverage ratio of no greater than 3.00 to 1.00. The Credit Agreement also includes customary events of default, including failure to pay principal, interest or fees when due, failure to comply with covenants, any representation or warranty made by the Company or any of its material subsidiaries being false in any material respect, default under certain other material indebtedness, certain insolvency or receivership events affecting the Company or any of its material subsidiaries, certain ERISA events, material judgments and a change in control, in each case, subject to cure periods and thresholds where customary.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD.

On March 20, 2023, Crane Holdings issued a press release (the “Press Release”) announcing, among other things, the entry into the Credit Agreement by the Company. A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information set forth in this Item 7.01 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01 shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

10.1	Credit Agreement, dated as of March 17, 2023, by and among Crane Company, a Delaware corporation, as borrower, CR Holdings, C.V., as a subsidiary borrower, the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent and the other agents and arrangers party thereto*

99.1	Press Release dated March 20, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601 (a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the U.S. Securities and Exchange Commission upon request.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements relating to the planned Spin-Off, the expected timing of the transaction and the anticipated benefits of the transaction. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from the Company’s expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations that may harm the Company’s business, results of operation and stock price; the effects of the ongoing COVID-19 pandemic on the Company’s business and the global and U.S. economies generally; information systems and technology networks failures and breaches in data security, personally identifiable and other information, non-compliance with the Company’s contractual or other legal obligations regarding such information; potential exposure from numerous lawsuits for asbestos-related personal injury; the Company’s ability to source components and raw materials from suppliers, including disruptions and delays in the Company’s supply chain; demand for the Company’s products, which is variable and subject to factors beyond its control; governmental regulations and failure to comply with those regulations; fluctuations in the prices of the Company’s components and raw materials; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow the Company’s business as planned; risks from environmental liabilities, costs, litigation and violations that could adversely affect the Company’s financial condition, results of operations, cash flows and reputation; risks associated with conducting a substantial portion of the Company’s business outside the U.S.; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires, or complete dispositions; adverse impacts from intangible asset impairment charges; potential product liability or warranty claims; being unable to successfully develop and introduce new products, which would limit the Company’s ability to grow and maintain its competitive position and adversely affect its financial condition, results of operations and cash flow; significant competition in the Company’s markets; additional tax expenses or exposures that could affect the Company’s financial condition, results of operations and cash flows; inadequate or ineffective internal controls; specific risks relating to Crane Holdings’ reportable segments, including Aerospace & Electronics, Process Flow Technologies, Payment & Merchandising Technologies and Engineered Materials; the ability and willingness of the Company and Crane Holdings to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the Spin-Off and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; and the ability to achieve some or all the benefits that the Company expects to achieve from the Spin-Off.

All forward-looking statements set forth in this Current Report on Form 8-K are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or operations. Forward-looking statements set forth in this Current Report on Form 8-K speak only as of the date hereof, and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE COMPANY

March 20, 2023

	By:	/s/ Anthony M. D’Iorio
Name: Anthony M. D’Iorio
Title: Executive Vice President, General Counsel and Secretary

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